Exhibit 24
POWER OF ATTORNEY
     Know All Men By These Presents, that each person whose signature appears below constitutes and appoints John P. Jones III or Paul E. Huck or W. Douglas Brown, acting severally, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign the Form 10-K Annual Report for the fiscal year ended 30 September 2006 and all amendments thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities and Exchange Act of 1934, this Power of Attorney has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mario L. Baeza	Director	16 November 2006
Mario L. Baeza

/s/ William L. Davis, III	Director	16 November 2006
William L. Davis, III

/s/ Michael J. Donahue	Director	16 November 2006
Michael J. Donahue

/s/ Ursula O. Fairbairn	Director	16 November 2006
Ursula O. Fairbairn

/s/ W. Douglas Ford	Director	16 November 2006
W. Douglas Ford

/s/ Edward E. Hagenlocker	Director	16 November 2006
Edward E. Hagenlocker

/s/ Evert Henkes	Director	16 November 2006
Evert Henkes

Signature	Title	Date

/s/ John P. Jones III	Director	16 November 2006
John P. Jones III

/s/ Margaret G. McGlynn	Director	16 November 2006
Margaret G. McGlynn

/s/ Charles H. Noski	Director	16 November 2006
Charles H. Noski

/s/ Lawrence S. Smith	Director	16 November 2006
Lawrence S. Smith

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